UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 15, 2004 (January 14, 2004)

AFFYMETRIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-28218	77-0319159
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3380 Central Expressway, Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

(408) 731-5000

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 9.  REGULATION FD DISCLOSURE and Item 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On Monday, January 12, 2004, the Company’s Chairman and Chief Executive Officer, Stephen P.A. Fodor, made a corporate presentation at the JP Morgan Healthcare Conference in San Francisco.  On Wednesday, January 15, 2004, the Company discovered that a slide which was not included in Dr. Fodor’s presentation and which graphically displayed the Company’s fiscal year 2003 product and product related revenue guidance was inadvertently included in the simulcast version of the presentation in the live webcast.  As a result of this webcast disclosure, the Company now reaffirms its previous revenue guidance for fiscal year 2003 which was issued in its October 23, 2003 earnings press release.  The Company expects product and product related revenue to be approximately $280 million for fiscal year 2003.  The Company will announce final results for the fourth quarter of 2003 and for fiscal year 2003 on January 28, 2004.

All statements in this Form 8-K that are not historical are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Affymetrix’ “expectations,” “beliefs,” “hopes,” “intentions,” “strategies” or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to risks associated with the final review of the results and preparation of the quarterly and annual financial statements for the fourth quarter of 2003 and fiscal year 2003 and that actual outcomes will not be materially different, risks of the Company’s ability to achieve and sustain higher levels of revenue, higher gross margins, and reduced operating expenses.  These and other risk factors are discussed in Affymetrix’ Form 10-K for the year ended December 31, 2002 and other SEC reports, including its Quarterly Reports on Form 10-Q for subsequent quarterly periods. Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix’ expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.

The information furnished in Items 9 and 12 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference into Affymetrix’ filings with the SEC under the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMETRIX, INC.

By:	/s/ Gregory T. Schiffman
Name: Gregory T. Schiffman
Title: Senior Vice President and Chief Financial Officer

Date:  January 15, 2004